UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2022

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Paseo Verde Parkway, Suite 280, Henderson, NV 89052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Global Market
9.50% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value	OTRKP	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2022, Ontrak, Inc. (the “Company”) and Acuitas Capital LLC (“Acuitas”) entered into an amendment (the “Third Amendment”) to the Master Note Purchase Agreement among the Company, Acuitas and certain other parties entered into on April 15, 2022 (as amended to date, the “Keep Well Agreement”), pursuant to which, as further described below, the Company and Acuitas agreed that (a) the minimum conversion price of the Keep Well Notes (as defined below) and (b) the minimum dollar amount to which the denominator will be reduced for purposes of calculating the warrant coverage on future borrowings under the Keep Well Agreement, will be $0.15 (subject to adjustment for stock splits or other recapitalizations that affect all common stockholders proportionately).

As previously reported, pursuant to the Keep Well Agreement, subject to stockholder approval, (1) Acuitas, at its option, will have the right to convert the entire outstanding principal amount of the senior secured notes issued by the Company to Acuitas, or an entity affiliated with it, under the Keep Well Agreement (the “Keep Well Notes”), plus all accrued and unpaid interest thereon, in whole or in part, into shares of the Company’s common stock at a conversion price equal to the lesser of (a) $0.40 per share and (b) the closing price of the Company’s common stock on the trading day immediately prior to the applicable conversion date, and (2) in connection with any such conversion, the Company will issue to Acuitas a five-year warrant to purchase such number of shares of the Company’s common stock equal to (x) 100% of the amount converted divided by (y) the conversion price then in effect. As a result of the Third Amendment, under no circumstances will the conversion price described in clause (1) of the preceding sentence (including for purposes of calculating the warrant coverage on the conversion of any amount outstanding under any Keep Well Note into shares of the Company’s common stock, as described in clause (2) of the preceding sentence) be less than $0.15 (subject to adjustment for stock splits or other recapitalizations that affect all common stockholders proportionately, as described above).

Also as previously reported, pursuant to the Keep Well Agreement, subject to stockholder approval, the warrant coverage on future borrowings under the Keep Well Agreement will be equal to (a) 100% of the amount borrowed under the Keep Well Agreement divided by (b) $0.45, subject to future adjustment based on, among other future events, the closing price of the Company’s common stock on the trading day immediately preceding the final funding date under the Keep Well Agreement. As a result of the Third Amendment, under no circumstances will the dollar amount of the denominator for calculating the warrant coverage on future borrowings under the Keep Well Agreement described in clause (b) of the preceding sentence be less than $0.15 (subject to adjustment for stock splits or other recapitalizations that affect all common stockholders proportionately, as described above).

Also as previously reported, (a) under no circumstances will the Company issue any shares upon exercise of any warrant issued under the Keep Well Agreement or upon conversion of any Keep Well Note to the extent that, after giving effect to the issuance of any such shares, Acuitas (together with its affiliates) would beneficially own shares of the Company's common stock representing more than 90% of the total number of shares of the Company's common stock outstanding as of the time of such issuance (the “Issuance Cap”), and (b) in the event of a Fundamental Transaction (as defined in the Keep Well Agreement), regardless of the actual number of securities of the Company beneficially owned by Acuitas and its affiliates at the effective time thereof, Acuitas shall not be entitled to receive any consideration pursuant to such Fundamental Transaction in respect of any shares underlying any of the warrants issued under the Keep Well Agreement or any shares issuable upon conversion of any Keep Well Note that would represent shares in excess of the Issuance Cap if beneficially owned by Acuitas and/or its affiliates immediately prior to such effective time, and all warrants and Keep Well Notes owned or beneficially owned by Acuitas and/or its affiliates at the effective time of such Fundamental Transaction, solely to the extent that, if exercised or converted, such warrants and Keep Well Notes would result in the issuance of such excess shares, will be cancelled and forfeited without consideration therefor, effective as of such effective time; provided, however, that the foregoing shall not affect the Company’s obligation to pay all amounts owed under such Keep Well Notes in connection with such Fundamental Transaction.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to a copy thereof and its exhibits, which are filed as exhibits to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1
Form of Senior Secured Convertible Note issuable under Third Amendment to Master Note Purchase Agreement, dated as of December 30, 2022, by and between Ontrak, Inc., certain of its subsidiaries as party thereto as guarantors, and Acuitas Capital LLC, as purchaser and U.S. Bank Trust Company, National Association, as collateral agent.

4.2
Form of Purchase Warrant for Common Shares issuable under Third Amendment to Master Note Purchase Agreement, dated as of December 30, 2022, by and between Ontrak, Inc., certain of its subsidiaries as party thereto as guarantors, and Acuitas Capital LLC, as purchaser and U.S. Bank Trust Company, National Association, as collateral agent.

10.1
Third Amendment to Master Note Purchase Agreement, dated as of December 30, 2022, by and between Ontrak, Inc., certain of its subsidiaries as party thereto as guarantors, and Acuitas Capital LLC, as purchaser and U.S. Bank Trust Company, National Association, as collateral agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: January 4, 2023	By:	/s/ James J. Park
	Name:	James J. Park
	Title:	Chief Financial Officer

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